FOR IMMEDIATE RELEASE

CONTACT:          Julie Lorigan
                  Director, Investor Relations
                  (781) 741-7775

                  Margery B. Myers
                  Vice President,
                  Corporate Communications and Public Relations
                  (781) 741-4019

                  Stacey Bibi - Investor Relations
                  Stacy Roth - Media Relations
                  Morgen-Walke Associates
                  (212) 850-5600


                    TALBOTS ANNOUNCES TWO-FOR-ONE STOCK SPLIT

         Hingham, MA, October 11, 2000 - The Talbots, Inc. (NYSE: TLB) announced today that the Board of Directors has approved a two-for-one split of its common stock. The stock split will be effected by issuing one additional share of common stock for each outstanding share of outstanding common stock and each treasury share of common stock. The additional shares will be distributed on November 7, 2000 to shareholders of record on October 25, 2000. The Company had 31,395,665 shares of common stock outstanding as of October 9, 2000.

         Arnold B. Zetcher, Chairman, President and Chief Executive Officer commented, "This is our company's first stock split since our 1993 initial public offering and is intended to make Talbots shares more accessible to all shareholders and to increase our market liquidity. Today's action, together with our ongoing stock repurchase and dividend programs, underscores our continuing commitment to enhancing shareholder value."*

         "We are clearly very pleased with the health of our business. Throughout the year, we have reported consistently strong operating performance and solid earnings growth, including last week's announcement of outstanding September sales and substantially increased earnings outlook for the third quarter. Given the momentum we have seen in our business to date, we believe we are well positioned for a successful second half performance and are confident in our ability to expand and grow our company over the long-term," Mr. Zetcher concluded.*

         Talbots is a leading national specialty retailer and cataloger of women's classic apparel, shoes and accessories. The Company operates 692 stores
- 409 Talbots Misses stores, including 19 Talbots Misses stores in Canada and five Talbots Misses stores in the United Kingdom; 165 Talbots Petites stores, including one Talbots Petites store in Canada; 35 Talbots Accessories & Shoes stores; 53 Talbots Kids stores; ten Talbots Woman stores; and 20 Talbots Outlet stores. Its catalog operation currently expects to circulate approximately 58 million catalogs worldwide in fiscal 2000. Talbots on-line shopping site is located at www.talbots.com.

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The foregoing  contains  forward-looking  information  within the meaning of The
Private Securities Litigation Reform Act of 1995. The statements may be identified by an "asterisk" ("*") or such forward-looking terminology as "expect," "look," "believe," "anticipate," "may," "will," or similar statements or variations of such terms. Such forward-looking statements involve risks and uncertainties including levels of sales, effectiveness of the Company's brand awareness and marketing programs, effectiveness and profitability of new concepts, effectiveness of its new e-commerce site and the overall effect of e-commerce on Talbots business, store traffic, acceptance of Talbots fashions,
appropriate  balance  of  merchandise  offerings,   and  timing  and  levels  of
markdowns, and, in each case, actual results may differ materially from such forward-looking information. Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company's Current Report on Form 8-K dated October 30, 1996 filed with the Securities and Exchange Commission (a copy of which may also be obtained from the Company at 781-741-4500) as well as other periodic reports filed by the Company with the Securities and Exchange Commission and you are urged to consider such factors. The Company assumes no obligation for updating any such forward-looking statements.
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